                                                                 EXHIBIT 23.1

                         CONSENT OF INDEPENDENT AUDITORS


We consent to the reference to our firm under the caption "Experts" in Amendment No. 2 to the Registration Statement (Form S-3) and related Prospectus of NTL Incorporated for the registration of 1,641,414 common stock purchase warrants and 1,641,414 shares of its common stock and to the incorporation by reference therein of our report dated March 20, 1998, with respect to the consolidated financial statements and schedules of NTL Incorporated included in its Annual Report (Form 10-K) for the year ended December 31, 1997, filed with the Securities and Exchange Commission.



                                                 /s/ Ernst & Young LLP
                                                     ERNST & YOUNG LLP


New York, New York
October 12, 1998